Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2010 relating to the financial statements of the component businesses of the Discovery Sciences segment of Pharmaceutical Product Development, Inc. (collectively, the “Combined Financial Statements of Furiex Pharmaceuticals, Inc.”) appearing in Amendment No. 5 to the Registration Statement on Form 10 of Furiex Pharmaceuticals, Inc. dated May 26, 2010.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina

June 16, 2010